UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

CRAWFORD UNITED CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-000147	34-0288470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10514 Dupont Avenue, Suite 200, Cleveland, Ohio		44108

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 243-2614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2023, the Board of Directors (the “Board”) of Crawford United Corporation (the “Company”) approved and adopted the Company’s 2023 Omnibus Equity Plan (the “2023 Equity Plan”). The 2023 Equity Plan is intended to, among other things, attract and retain key employees and directors of the Company and to align the interests of the plan participants with those of the Company’s shareholders. The 2023 Equity Plan replaces the Company’s 2013 Omnibus Equity Plan, which has expired. The 2023 Equity Plan became effective upon the Board’s approval, however the Company intends to submit the plan to the Company’s shareholders for ratification and approval and the Company’s 2024 annual meeting of shareholders.

The 2023 Equity Plan will be administered by the Company’s Compensation Committee (the “Compensation Committee”), in coordination with the Board. The 2023 Equity Plan permits awards to be made to officers, employees, consultants and directors of the Company, as selected by the Compensation Committee in coordination with the Board. The 2023 Equity Plan generally provides for the following types of awards: common shares, performance shares, restricted shares, restricted share units, stock appreciation rights and stock options. Stock options may be issued as either incentive stock options or nonqualified stock options, however incentive stock options may be issued only if the 2023 Equity Plan is ratified and approved by the Company’s shareholders.

The aggregate number of Class A common shares of the Company (“Class A Common Shares”) reserved for issuance pursuant to the 2023 Equity Plan is 350,000, and shares may again become available for awards under the 2023 Equity Plan in the event that any portion of an award is forfeited or terminated prior to its complete vesting or exercise.

Awards may be made under the 2023 Equity Plan for a period of ten years from the plan’s effective date, subject to the Board’s ability to amend, alter, suspend, discontinue, or terminate the 2023 Equity Plan or any portion thereof at any time. All awards will be subject to the terms of a corresponding award agreement outlining the specific terms and conditions applicable to each award. Contemporaneously with its approval and adoption of the 2023 Equity Plan, the Board approved a form of Restricted Shares Award Agreement for Employees (the “Form of Restricted Shares Agreement”) and a form of Common Shares Award Agreement for Directors (the “Form of Common Shares Agreement”), which may be used for future awards under the 2023 Equity Plan.

The foregoing description of the 2023 Equity Plan, the Form of Restricted Shares Agreement and the Form of Common Shares Agreement is qualified in its entirety by reference to the 2023 Equity Plan, the Form of Restricted Shares Agreement and the Form of Common Shares Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1	Crawford United Corporation 2023 Omnibus Equity Plan.

10.2	Form of Restricted Shares Award Agreement for Employees.

10.3	Form of Common Shares Award Agreement for Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crawford United Corporation
(Registrant)
Date: November 21, 2023
	By:	/s/ Jeffrey J. Salay
	Name:	Jeffrey J. Salay
	Title:	Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Crawford United Corporation 2023 Omnibus Equity Plan.

10.2	Form of Restricted Shares Award Agreement for Employees.

10.3	Form of Common Shares Award Agreement for Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).